UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.      )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE BANK OF NEW YORK MELLON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2022

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35651	13-2614959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Greenwich Street New York, New York	10286
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 495-1784

Not Applicable

(Former name or former address if changed since last report.)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BK	New York Stock Exchange
6.244% Fixed-to-Floating Rate Normal Preferred Capital Securities of Mellon Capital IV (fully and unconditionally guaranteed by The Bank of New York Mellon Corporation)	BK/P	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2022, The Bank of New York Mellon Corporation (the “Company”) announced that the Board of Directors (the “Board”) has appointed Robin Vince to the position of President and Chief Executive Officer – Elect (“CEO-Elect”), effective March 4, 2022. Mr. Gibbons has notified the Board that he intends to retire as Chief Executive Officer (“CEO”) effective August 31, 2022, at which time the Board intends to appoint Mr. Vince to serve as CEO in addition to his current role as President. Mr. Vince was also appointed as CEO-Elect of the Company’s wholly-owned, principal subsidiary, The Bank of New York Mellon, effective March 4, 2022.

Mr. Vince, 50, served as Vice Chair and CEO of Global Market Infrastructure since October 2020. He will succeed Mr. Gibbons, 65, who has served as CEO since March 2020, and was previously Interim CEO from September 2019 through March 2020. Mr. Gibbons will remain on the Board until his retirement.

Prior to joining the Company, Mr. Vince was a Senior Director at Goldman Sachs Group Inc. from January 2020 to September 2020 and a Participating Managing Director at Goldman Sachs Group Inc. from 2006 to 2019. Mr. Vince has no family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Vince and any person, including any officer or director of the Company, pursuant to which Mr. Vince was selected to serve as President and CEO-Elect.

The Human Resources and Compensation Committee of the Board has not yet determined any changes to Mr. Vince’s compensation for serving as President and CEO-Elect.

Item 7.01.	Regulation FD Disclosure.

On March 10, 2022, the Company issued a press release announcing the executive leadership changes set forth in Item 5.02 above. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number.	Exhibit Description

99.1	Press Release of The Bank of New York Mellon Corporation, dated March 10, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: March 10, 2022	By:	/s/ James J. Killerlane III
	Name:	James J. Killerlane III
	Title:	Secretary

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Exhibit 99.1

News Release

Contacts:	Media	Analysts
	Garrett Marquis	Marius Merz
	+1 949 683 1503	+1 212 298 1480
	garrett.marquis@bnymellon.com	marius.merz@bnymellon.com

BNY Mellon Announces Leadership Succession Plan Naming Robin Vince CEO-Elect

CEO Todd Gibbons to Retire This Year

Robin Vince, Vice Chair of BNY Mellon and CEO of Global Market Infrastructure,

Named President and CEO-elect

NEW YORK, March 10, 2022 — The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) announced today that Thomas P. (Todd) Gibbons has decided to retire as Chief Executive Officer and member of the Board of Directors on August 31, 2022, after a distinguished 36-year career with the company. The Board of Directors has appointed Robin Vince to be his successor at that time. Mr. Vince will initially serve as President and CEO-elect, effective immediately, working closely with Mr. Gibbons to ensure a seamless and orderly transition of responsibilities.

Mr. Gibbons has held numerous leadership positions over his tenure, including as CEO since September 2019. He led BNY Mellon through the challenges and complexities of the COVID-19 pandemic – safeguarding clients’ assets, protecting employees, improving the resiliency of its operations, driving organic growth and efficiencies, and stewarding support for global markets and government programs. Moreover, Mr. Gibbons developed a strong and diverse leadership team while working together with the Board of Directors to develop and execute a leadership succession plan that resulted in the decision to name Mr. Vince as his successor.

Mr. Vince currently serves as Vice Chair of BNY Mellon and CEO of Global Market Infrastructure, which includes BNY Mellon’s Pershing, Treasury Services, and Clearance and Collateral Management lines of business as well as Markets & Execution Services. Prior to joining BNY Mellon, Mr. Vince spent 26 years with Goldman Sachs, most recently serving as Chief Risk Officer and member of the Management Committee and previously as Treasurer, Head of Operations, Head of Global Money Markets, Chief Operating Officer of the EMEA region and CEO of Goldman Sachs International Bank, among other roles.

Joseph J. Echevarria, Independent Chair of the Board of Directors, said: “Today’s announcement is the culmination of the Board and Todd’s well-planned, thorough and orderly succession process to ensure continuity of leadership and BNY Mellon’s continued success. As Todd retires after nearly four decades of service to the company and its shareholders, including his outstanding leadership through the global pandemic, we want to thank Todd for his many contributions. He has consistently demonstrated an unwavering commitment to our clients and his colleagues and was instrumental in building BNY Mellon into the institution it is today.”

Mr. Gibbons said: “It has been an honor working for BNY Mellon over the last 36 years, in part because I firmly believe in the company’s core mission and the value our services bring to clients and society. The pandemic highlighted our important role in the global financial ecosystem as well as our resilience, and we stand today as market leader across many of our businesses. As I prepare to retire, I cannot think of a better person than Robin to ensure the company capitalizes on the broad range of opportunities ahead as the industry continues to evolve. Robin has been a significant contributor to the company, our strategy and growth agenda. He is someone I deeply respect and trust, and I look forward to working side-by-side with him to support the transition over the coming months while continuing to drive organic growth.”

Mr. Echevarria continued: “Since he joined BNY Mellon in 2020, Robin has made significant contributions to the business, and demonstrated a rigorous approach to strategy, execution and serving clients. In addition to his BNY Mellon experience, Robin brings a global perspective and an exceptional understanding of capital markets, coupled with a strong commercial orientation and a wealth of experience from his various leadership roles over 26 years at

News Release

Goldman Sachs. This, together with the trust and respect Todd has for him, gives us great confidence that Robin is the right person to steer BNY Mellon through its exciting next chapter of history. The Board will support Robin, Todd and the entire Executive Committee as they work closely together to ensure a seamless handover in the coming months.”

Mr. Vince commented: “BNY Mellon is an extraordinary institution with a rich history, leading market positions and an exceptional global client franchise. It is a privilege to be the company’s next CEO and I look forward to working in partnership with Todd and the Executive Committee to ensure a seamless transition. I am grateful for the support of my colleagues across the company as I take up my new role. BNY Mellon plays a critical role in the global financial system, and it is our spirit of innovation, deep client relationships and culture that differentiate the company. I look forward to leading this historic institution of nearly 50,000 employees, with a rigorous approach to driving further organic growth and creating value for all stakeholders.”

About BNY Mellon

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment and wealth management and investment services in 35 countries. As of Dec. 31, 2021, BNY Mellon had $46.7 trillion in assets under custody and/or administration, and $2.4 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

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